UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 27, 2016
(Date of earliest event reported)

SCIO DIAMOND TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 333-166786

____________________

Nevada	45-3849662
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

411 University Ridge Suite D

Greenville, SC  29601

(Address of principal executive offices, including zip code)

(864) 751-4880
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) On June 27, 2016, James Korn submitted a letter addressed to Scio Diamond Technology Corporation (the “Company”), in which he informed the Company of his resignation as a member of the Board of Directors of the Company (the “Board”). In addition to serving on the Board, Mr. Korn was a member of the Company’s Audit Committee and Compensation Committee. A copy of Mr. Korn’s resignation letter is attached hereto as Exhibit 99.2. The Board, exclusive of Bern McPheely, its Chairperson, submits the attached open letter to the Company’s shareholders attached hereto as Exhibit 99.1.

The Company believes Mr. Korn’s primary disagreements with the Company relate to allegations concerning Mr. McPheely’s leadership as Chairperson, including historical operational performance, disclosure of material events and presentation of materials to shareholders. The Board’s thoughts with regard to the disagreements expressed by Mr. Korn are set forth in Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1       Open letter to the shareholders of Scio Diamond Technology Corporation by the Board (excluding Bernard McPheely), dated June 29, 2016.

99.2       James Korn resignation letter, dated June 27, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIO DIAMOND TECHNOLOGY CORPORATION

By:	/s/ Gerald McGuire
Gerald McGuire Chief Executive Officer

Date: June 29, 2016

EXHIBIT INDEX

Exhibit Number	Description

99.1	Open letter to the shareholders of Scio Diamond Technology Corporation by the Board (excluding Bernard McPheely), dated June 29, 2016.
99.2	James Korn resignation letter, dated June 27, 2016.